Exhibit 10.7
SIGNATORIES TO AGREEMENTS RESPECTING
CHANGE OF CONTROL

EXECUTIVE OFFICER	DATE OF AGREEMENT

W. Bruce Turner*	August 2, 2005

Marc Crisafulli	March 29, 2001

Walter DeSocio	January 3, 2005

Joseph S. Nadan	June 29, 2005**

Timothy Nyman	June 14, 2004

Jaymin B. Patel	March 22, 2000

William M. Pieri	March 17, 2000

Robert J. Plourde	June 30, 1998

Donald Sweitzer	October 13, 1998

*	Change of control provisions incorporated into Amended and Restated Employment Agreement dated August 2, 2005.

**	Employment terminated effective March 27, 2006.